                                                                      EXHIBIT 11

                         INTEGRATED ORTHOPAEDICS, INC.
                          SCHEDULE RE: LOSS PER SHARE
               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997


                                                  THREE MONTHS ENDED MARCH 31,
                                                  -----------------------------
                                                      1998             1997
                                                  ------------     ------------
Basic:

Net loss                                            $  (681)         $ (213)

Series A Preferred Stock Dividend                       (50)            (50)
Series B Preferred Stock Dividend                      (557)
                                                    -------          ------
Net loss after dividends                            $(1,288)         $ (263)
                                                    =======          ======
Weighted average common shares outstanding            6,336           5,287
                                                    =======          ======
Loss per share                                       $(0.20)         $(0.05)
                                                    =======          ======
Diluted:

Net loss                                            $  (681)         $ (213)

Series A Preferred Stock Dividend                       (50)            (50)
Series B Preferred Stock Dividend                      (557)
                                                    -------          ------
Net loss after dividends                            $(1,288)         $ (263)
                                                    =======          ======
Weighted average shares outstanding                   6,336           5,287
Net effect of dilutive stock options
  and warrants, based on treasury
  stock method using average
  market price                                      _______          ______
Diluted common shares                                 6,336           5,287
                                                    =======          ======
Loss per share                                      $ (0.20)         $(0.05)
                                                    =======          ======